CERTIFICATION

I,  Roy G. Franklin, the Principal Financial Officer of Mines Management, Inc., certify that:

1.

This annual report on Form 10-KSB of Mines Management, Inc. fully complies with the requirements of Section 13(a) or 15(d) of the Securities Exchange Act of 1934; and

2.

The information contained in this quarterly report fairly presents, in all material respects, the financial condition and results of operations of Mines Management, Inc.

Dated: April 14, 2003

/s/ Roy G. Franklin

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Roy G. Franklin, Principal Financial Officer